Exhibit 23.2

                  CONSENT OF WHARTON VALUATION ASSOCIATES, INC.

As independent appraisers, we hereby consent to the references to our firm in this Registration Statement of Branded Media Corporation on Amendment No. 1 to Form 10-SB (Commission File No. 000-03574), as well as in the notes to the financial statements included in the Registration Statement on Amendment No. 1 to Form 10-SB, of information contained in our appraisal report dated June 25, 2005 and to the references of that report in the Registration Statement on Amendment No. 1 to Form 10-SB.



/s/Wharton Valuation Associates, Inc.
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Wharton Valuation Associates, Inc.
Livingston, New Jersey


November 14, 2005